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                                                                      Exhibit 21


                            CASTLE ENERGY CORPORATION
                       Listing of Parent and Subsidiaries
                             As of November 20, 1998

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

                                                       Relationship                                                      Company's
                                                            to                                                           Ownership
            Entity                                       Company                 Business                               Percentage
-------------------------------------------------   -------------------    -----------------------------------------  --------------

Parent

      Castle Energy Corporation                        Parent                 Holding Company                               N/A

Refining

      Indian Oil Company                               Subsidiary             Inactive (in bankruptcy)                     100%

      Indian Refining I. L.P.                          Subsidiary-            Inactive                                     100%
                                                       Limited
                                                       Partnership

      Indian Refining & Marketing I. Inc.              Subsidiary             General Partner of IRLP - Inactive           100%

Natural Gas Marketing

      Castle Pipeline Company                          Subsidiary             General Partner - Pipeline                   100%
                                                                              Partnership - Inactive

      Castle Texas Pipeline L.P.                       Subsidiary             Natural Gas Transmission - Inactive          100%
                                                       Limited
                                                       Partnership

      CEC Marketing Company                            Subsidiary             General Partner - Gas Marketing              100%
                                                                              Partnership

      CEC Marketing Resources Company                  Subsidiary             Limited Partner - Gas Marketing              100%
                                                                              Partnership

      CEC Gas Marketing L.P.                           Subsidiary-            Gas Marketing                                100%
                                                       Limited
                                                       Partnership

      Castle Production Company                        Subsidiary             General Partner - Production                 100%
                                                                              Partnership

      Castle Production Resources                      Subsidiary             Limited Partner - Production                 100%
         Company                                                              Partnership

      Castle Texas Production L.P.                     Subsidiary-            Gas marketing                                100%
                                                       Limited
                                                       Partnership

Exploration and Production

      Castle Exploration Company, Inc.                 Subsidiary             Oil and gas development, drilling            100%
                                                                              and well operations

Passive Investment

      CEC, Inc.                                        Subsidiary             Passive Activities                           100%
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